                                                              Exhibit (d)(2)(ii)

                                 AMENDMENT NO. 1
                        TO INVESTMENT ADVISORY AGREEMENT

     AMENDMENT NO. 1 to Investment Advisory Agreement ("Amendment No. 1"), dated as of December 12, 2003, between The Equitable Life Assurance Society of the United States, a New York stock life insurance corporation (the "Manager") and Alliance Capital Management L.P., a limited liability partnership organized under the laws of the State of Delaware ("Adviser"), with respect to the AXA Premier VIP Trust.

     The Manager and the Adviser agree to modify and amend the Amended and Restated Investment Advisory Agreement (the "Agreement") dated as of July 31, 2003 between them as follows:

     1. The Manager hereby terminates its appointment of the Adviser as one of the investment advisers for the AXA Premier VIP Technology Portfolio.

     2. The Manager hereby reaffirms its appointment of the Adviser as one of the investment advisers for the AXA Premier VIP Large Cap Core Equity Portfolio, AXA Premier VIP Large Cap Growth Portfolio, AXA Premier VIP Large Cap Value Portfolio, AXA Premier VIP Small/Mid Cap Growth Portfolio, AXA Premier VIP International Equity Portfolio, AXA Premier VIP Aggressive Equity Portfolio and AXA Premier VIP High Yield Portfolio.

     3. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Adviser is appointed as the investment adviser and the fees payable to the Adviser with respect to each Portfolio, is hereby replaced in its entirety by Appendix A attached hereto.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth

ALLIANCE CAPITAL MANAGEMENT, L.P.                 THE EQUITABLE LIFE ASSURANCE
                                                  SOCIETY OF THE UNITED STATES

By:  /s/ Louis T. Mangan                          By:  /s/ Peter D. Noris
     -------------------------------                   ------------------
     Name:  Louis T. Mangan                             Peter D. Noris
     Title:  Senior Vice President and Counsel,         Executive Vice President
     Assistant Secretary

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                                   APPENDIX A
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                                      WITH
                        ALLIANCE CAPITAL MANAGEMENT L.P.

----------------------------------------------------- --- ---------------------------------------------------
Related Portfolios                                        Annual Advisory Fee Rate***

----------------------------------------------------- --- ---------------------------------------------------
Special Equity Portfolios, which shall include the        0.60% of the Special Equity Portfolios' average
following Portfolio, Allocated Portions, or Other         daily net assets up to and including $1 billion;
Allocated Portions** of a Portfolio (collectively         0.55% of the Special Equities Portfolios' average
referred to as "Special Equity Portfolios"):              daily net assets over $1 billion up to and
                                                          including $1.5 billion; 0.50% of the Special
AXA Premier VIP Small/Mid Growth                          Equities Portfolios' average daily net assets
Portfolio*                                                over $1.5 billion up to and including $2 billion;
AXA Premier VIP International Portfolio*                  0.45% of the Special Equities Portfolios' average
AXA Premier Small/Mid Growth Fund**                       daily net assets over $2 billion up to and
AXA Premier International Fund**                          including $2.5 billion; and 0.40% of the Special
EQ/Alliance International **                              Equities Portfolios' average daily net assets
EQ/Alliance Premier Growth **                             over $2.5 billion
EQ/Alliance Small Cap Growth**

----------------------------------------------------- --- ---------------------------------------------------
General Equity and High Yield Portfolios, which           0.50% of the General Equity/High Yield
shall include the following Portfolios, Allocated         Portfolios' average daily net assets up to and
Portions, or Other Allocated Portions** of a              including $1 billion; 0.40% of the General
Portfolio (collectively referred to as "General           Equity/ High Yield Portfolios' average daily net
Equity/High Yield Portfolios"):                           assets over $1 billion up to and including $2
                                                          billion; 0.30% of the General Equity/High Yield
AXA Premier VIP Large Cap Growth                          Portfolios' average daily net assets over $2
Portfolio*                                                billion up to and including $3 billion; and 0.20%
AXA Premier VIP Large Cap Core Equity                     of the General Equity/High Yield Portfolios'
Portfolio*                                                average daily net assets over $3 billion
AXA Premier Large Cap Growth Fund**
AXA Premier Large Cap Core Equity Fund**
AXA Premier VIP High Yield Portfolio*
EQ/Alliance Common Stock **
EQ/Bernstein Diversified Value **

----------------------------------------------------- --- ---------------------------------------------------

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
----------------------------------------------------- --- ---------------------------------------------------
Large Cap Portfolios, which shall include the             0.30% of each of the Large Cap Portfolios'
following Portfolios, Allocated Portion, or Other         average daily net assets
Allocated Portions** of a Portfolio (collectively
referred to as "Large Cap Portfolios")

     AXA Premier VIP Large Cap Value Portfolio*
     AXA Premier Large Cap Value Fund**
     EQ/Alliance Growth & Income Portfolio**

----------------------------------------------------- --- ---------------------------------------------------
AXA Premier VIP Aggressive Equity Portfolio               0.36% of the Aggressive Equity Portfolio's
("Aggressive Equity Portfolio")*                          average daily net assets
----------------------------------------------------- --- ---------------------------------------------------


* This Portfolio has been designated a "multi-adviser portfolio" and Alliance receives a fee based on a discrete portion of the Portfolio's assets that have been allocated to it by the Manager, which is referred to as an "Allocated Portion"

** Other Allocated Portions are other registered investment companies (or series or portions thereof) that are managed by the Manager and advised by the Adviser, which are classified as "Special Equity Portfolios," "General Equity and High Yield Portfolios," or "Large Cap Portfolios"

*** The daily advisory fee for the Related Portfolios is calculated by multiplying the aggregate net assets of the Related Portfolios at the close of the immediately preceding business day by the Annual Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily fee applicable to each Portfolio or Allocated Portion is the portion of the daily advisory fee for the Related Portfolios that is equal to the Portfolio's or Allocated Portion's net assets relative to the aggregate net assets of the Related Portfolios, including the Portfolio or the Allocated Portion, used in the fee calculation for that day